Tupperware Brands Corporation Turnaround Plan Well Under Way

Sales Growth of 22% in the First Quarter of 2021

GAAP diluted earnings per share of $0.85

Orlando, May 5, 2021 - Tupperware Brands Corporation (NYSE: TUP) today reported operating results for the first quarter ended March 27, 2021.

First Quarter 2021 Financial Highlights

•Net sales of $460.3 million increased 22% vs. 2020, up 20% in local currency
•GAAP diluted earnings per share were $0.85 compared to a loss of $(0.16) for the first quarter 2020
•Adjusted (1) diluted earnings per share were $0.82 compared to $0.09 in 2020
•Net Income was $45.3 million compared to a net loss of $(7.8) million for the first quarter of 2020
•Effective tax rate was 31%
•EBITDA(1) grew 551% to $88.6 million compared to $13.6 million in the first quarter of 2020

“The strong financial performance this quarter is a concrete example that we are strengthening the foundation of our company. We continue to revitalize the brand through the expanded use of digital tools by our sales force to solve consumer needs,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. “Additionally, we have made great progress building the team needed to accelerate growth in new channels of distribution so more consumers have access to our environmentally-friendly, reusable products.”

“Our cash earnings in the first quarter illustrate the benefits of the ongoing turnaround plan, which is creating a more profitable company. Additionally, the sale of non-core assets resulted in a sizeable reduction of our debt, consistent with our capital allocation policy, resulting in a prospective fifty-basis-point interest rate reduction,” said Sandra Harris, Tupperware Brands Chief Financial Officer and Chief Operating Officer.

Quarterly Results:

First quarter net sales were $460.3 million, an increase of 22%, and 20% in local currency when comparing first quarters of 2021 and 2020. Average active sales force increased 16% and productivity was up 3%. This continued increase in activity and productivity of the direct selling sales force is due to adoption of digital tools and techniques to expand their geographical reach to attract more customers and bring Tupperware's environmentally friendly and reusable products to a larger audience.

First quarter 2021 net sales for the segments were:

•Asia Pacific - Net sales were $125.3 million, up 4% and local currency sales down 2% from first quarter of 2020
•Europe - Net sales were $126.8 million, up 20% and local currency sales up 12% from first quarter of 2020
•North America - Net sales were $146.5 million, up 45% and local currency sales up 43% from first quarter of 2020
•South America - Net sales were $61.6 million, up 27% and local currency sales up 53% from first quarter of 2020

Net income was $45.3 million vs. a loss of $(7.8) million for the first quarter of 2021 and 2020, respectively. GAAP diluted earnings per share were $0.85 vs. a loss of $(0.16) for the first quarter of 2021 and 2020, respectively. The increase in net income and GAAP diluted earnings per share was primarily due to increased profit from sales growth, realization of the turnaround plan cost savings and sale of non-core assets.

Liquidity

As of March 27, 2021, the Company continued to be in compliance with its financial covenants under its credit agreement with a debt to debt covenant EBITDA (1) ratio of 2.36 versus 5.36 in the first quarter of 2020.

(1) See GAAP to non-GAAP financial measures reconciliation section.

About Tupperware Brands Corporation

Tupperware Brands Corporation (“Tupperware” or the “Company”) is a leading global consumer products company that designs innovative, functional, and environmentally responsible products. Founded in 1946, the Company's signature container created the modern food storage category that revolutionized the way the world stores, serves, and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, the Company's products are an alternative to single-use items. The Company distributes its products into nearly 80 countries primarily through approximately 3.2 million independent sales force members around the world. Worldwide, the Company engages in the marketing, manufacture, and sale of design-centric preparation, storage, and serving solutions for the kitchen and home through the Tupperware brand name and beauty products through the Fuller, NaturCare, Nutrimetics and Nuvo brands. Each brand manufactures and/or markets a broad line of high-quality products. The Company primarily uses a direct selling business model to distribute and market products, while continuing to expand digital platforms and business-to-business distribution channels. Through personal connections, product demonstrations, and understanding of consumer needs, the Company's sales force members have been selling products to customers for over 75 years.

The Company is a Delaware corporation that was organized on February 8, 1996 in connection with the corporate reorganization of Premark International, Inc. (“Premark”).

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “we are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of the outbreak of the novel coronavirus (COVID-19) pandemic; our ability to ship product to customers on a timely basis, including because of delays caused by our supply chain; our ability to sustain the same level of growth in net sales and net income that we recorded in the prior quarters; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take the Company's ability to comply with its financial covenants under its term loan and credit agreement; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company’s business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:

•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the turnaround plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business to business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business to business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business to business transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to EBITDA, debt covenant EBITDA as well as references to debt to debt covenant EBITDA ratio, which are non-GAAP financial measures used in the Company's term loan agreement and credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its term loan agreement and credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

Investors: Jane Garrard, janegarrard@tupperware.com, 407-826-4475
Media: Megan Tucker, megan.tucker@rfbinder.com, 212-994-7589

###

Summary Financial Statements

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	13 weeks ended
(In millions, except per share amounts)	March 27, 2021	March 28, 2020
Net sales	$460.3	$375.9
Cost of products sold	137.0	129.7
Gross margin	323.3	246.2

Selling, general and administrative expense	249.4	242.9
Re-engineering charges	3.1	3.9
(Gain) loss on disposal of assets	(8.7)	0.1
Impairment expense	—	—
Operating income (loss)	79.5	(0.7)

Loss on debt extinguishment	2.1	—
Interest expense	11.8	10.2
Interest income	(0.3)	(0.5)
Other (income) expense, net	(0.2)	(2.1)
Income (loss) before income taxes	66.1	(8.3)

Provision (benefit) for income taxes	20.8	(0.5)
Net income (loss)	$45.3	$(7.8)

Basic earnings (loss) per share	$0.92	$(0.16)
Diluted earnings (loss) per share	$0.85	$(0.16)

Basic weighted-average shares	49.4	48.9
Diluted weighted-average shares	53.4	48.9

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(In millions, except share amounts)	March 27, 2021	December 26, 2020
Assets
Cash and cash equivalents	$154.8	$139.1
Other current assets	437.6	407.0
Total current assets	592.4	546.1

Property, plant and equipment, net	194.7	202.5
Other assets	439.8	471.3
Total assets	$1,226.9	$1,219.9

Liabilities And Shareholders' Equity
Current debt and finance lease obligations	$452.5	$424.7
Other current liabilities	457.5	485.0
Total current liabilities	910.0	909.7

Long-term debt and finance lease obligations	227.5	258.6
Other liabilities	242.7	256.3
Total liabilities	1,380.2	1,424.6

Total shareholders' equity (deficit)	(153.3)	(204.7)

Total liabilities and shareholders' equity	$1,226.9	$1,219.9

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 weeks ended
(In millions)	March 27, 2021	March 28, 2020
Operating Activities
Net cash used in operating activities	(13.6)	(47.0)
Investing Activities
Capital expenditures	(7.4)	(8.2)
Proceeds from disposal of assets	40.4	0.5
Net cash provided by (used in) investing activities	33.0	(7.7)
Financing Activities
Term loan repayment	(34.0)	—
Net increase (decrease) in short-term debt	32.4	121.0
Debt issuance costs payment	(0.3)	(1.7)
Finance lease repayments	(0.3)	(0.3)
Common stock repurchase	(1.4)	—
Proceeds from exercise of stock options	0.5	—
Net cash provided by (used in) financing activities	(3.1)	119.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.1)	(12.4)
Net change in cash, cash equivalents and restricted cash	12.2	51.9
Cash, cash equivalents and restricted cash at beginning of year	150.5	126.1
Cash, cash equivalents and restricted cash at end of period	$162.7	$178.0

Segment Information

The Company manufactures and distributes a broad portfolio of products, primarily through independent direct sales force members. Certain operating segments have been aggregated based upon consistency of economic substance, geography, products, production process, class of customers and distribution method.

						Change excluding the foreign exchange impact		Percent of total
(In millions)	13 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Mar 27, 2021	Mar 28, 2020	Amount	Percent		Amount	Percent	Mar 27, 2021	Mar 28, 2020
Asia
Net sales	$125.3	$120.4	$4.9	4%	$8.1	$(3.2)	(2)%	27%	32%
Segment profit	$30.7	$17.3	$13.4	78%	$0.9	$12.5	69%	33%	59%
Segment profit as percent of net sales	24.5%	14.4%	N/A	10.1 pp	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$126.9	$105.7	$21.2	20%	$7.1	$14.1	12%	28%	28%
Segment profit	$32.5	$2.5	$30.0	+	$—	$30.0	+	35%	9%
Segment profit as percent of net sales	25.6%	2.4%	N/A	23.2 pp	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$146.5	$101.3	$45.2	45%	$1.3	$43.9	43%	32%	27%
Segment profit	$17.7	$6.5	$11.2	+	$0.3	$10.9	+	19%	22%
Segment profit as percent of net sales	12.1%	6.4%	N/A	5.7 pp	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$61.6	$48.5	$13.1	27%	$(8.3)	$21.4	53%	13%	13%
Segment profit	$11.6	$3.0	$8.6	+	$(0.3)	$8.9	+	13%	10%
Segment profit as percent of net sales	18.8%	6.2%	N/A	12.6 pp	N/A	N/A	N/A	N/A	N/A

Total net sales	$460.3	$375.9	$84.4	22%	$8.2	$76.2	20%	N/A	N/A
____________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

Sales Force Statistics

Sales force statistics shown below are collected by the Company and, in some cases, provided by distributors and sales force. Active sales force is defined as the average number of sellers ordering in each cycle over the course of the quarter. Local currency, or restated, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

	Net Sales		Active Sales Force
	First Quarter 2021 versus First Quarter 2020		13 weeks ended
			March 27, 2021	March 28, 2020	March 28, 2020
Segments	Change %	Change excluding foreign exchange impact %	Count	Count	Change %
Asia Pacific	4%	(2)%	97,379	114,690	(15)%
Europe	20%	12%	105,515	99,196	6%
North America	45%	43%	228,170	184,223	24%
South America	27%	53%	136,782	91,473	50%
Total	22%	20%	567,846	489,582	16%

GAAP to Non-GAAP Financial Measures Reconciliation

GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended				13 weeks ended
	March 27, 2021				March 28, 2020
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$460.3	$—		$460.3	$375.9	$—		$375.9
Cost of products sold	137.0	(0.1)	a)	136.9	129.7	(0.2)	a)	129.5
Gross margin	323.3	0.1		323.4	246.2	0.2		246.4
Gross margin percentage	70.2%			70.3%	65.5%			65.5%

Selling, general and administrative expense	249.4	(1.3)	a), b)	248.1	242.9	(9.6)	a), b)	233.3
Selling, general and administrative expense as percentage of net sales	54.2%			53.9%	64.6%			62.1%
Re-engineering charges	3.1	(3.1)	c)	—	3.9	(3.9)	c)	—
(Gain) loss on disposal of assets	(8.7)	8.7	c)	—	0.1	(0.1)	c)	—
Operating income (loss)	79.5	(4.2)		75.3	(0.7)	13.8		13.1
Operating income as percentage of net sales	17.3%			16.4%	(0.2)%			3.5%

Loss on debt extinguishment	2.1	(2.1)	c)	—	—	—	c)	—
Interest expense	11.8	—		11.8	10.2	—		10.2
Interest income	(0.3)	—		(0.3)	(0.5)	—		(0.5)
Other (income) expense, net	(0.2)	—		(0.2)	(2.1)	—		(2.1)
Income (loss) before income taxes	66.1	(2.1)		64.0	(8.3)	13.8		5.5

Provision (benefit) for income taxes	20.8	(0.8)	d)	20.0	(0.5)	1.4	d)	0.9
Net income (loss)	$45.3	$(1.3)		$44.0	$(7.8)	$12.4		$4.6
Net income as percentage of net sales	9.8%			9.6%	(2.1)%			1.2%

Basic earnings (loss) per share	$0.92	$(0.03)		$0.89	$(0.16)	$0.25		$0.09
Diluted earnings (loss) per share	$0.85	$(0.03)		$0.82	$(0.16)	$0.25		$0.09

Basic weighted-average shares	49.4				48.9
Diluted weighted-average shares	53.4				48.9

a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.

b.This adjustment is related to the amortization of intangibles, pension settlement costs and consultant fees. The 2020 adjustment also includes CEO transition costs.
c.The adjustment amount equals the GAAP amounts.
d.The adjustment represents the net tax impact of adjusted amounts.

Net Income to EBITDA Reconciliation,
Net Income to Debt Covenant EBITDA Reconciliation
and Total Debt to Debt Covenant EBITDA Ratio (1)

	Four quarters ending	13 weeks ended
(In millions)	March 27, 2021	March 27, 2021	December 26, 2020	September 26, 2020	June 27, 2020
Net income (loss)	$165.3	$45.3	$21.8	$34.4	$63.8

Add:
Interest expense	40.2	11.8	8.1	8.2	12.1
Provision (benefit) for income taxes	121.4	20.8	58.5	23.3	18.8
Depreciation and Amortization	43.7	10.7	10.8	11.3	10.9
EBITDA	370.6	88.6	99.2	77.2	105.6

Add:
Stock-based compensation expense	8.5	1.8	2.1	2.9	1.7
Re-engineering charges and other expenses	(3.0)	5.1	13.4	(8.1)	(13.4)

Subtract:
Cash paid for re-engineering charges	(58.6)	(6.5)	(9.7)	(21.9)	(20.5)
(Gain) Loss on disposal of assets	(22.8)	(8.7)	(32.8)	32.6	(13.9)
Debt covenant EBITDA	$294.7	$80.3	$72.2	$82.7	$59.5

Total debt	$695.0

Total debt to debt covenant EBITDA ratio	2.36

(1)Amounts and calculations are based on the definitions and provisions of the Company's $650.0 million Credit Agreement dated March 29, 2019 and the $275.0 million Term Loan Credit Agreements dated December 3, 2020 (together "Credit Agreements") and, where applicable, are based on the trailing four quarter amounts. "Debt covenant EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreements.